Exhibit E-1

Eidos PLC – Holding(s) in Company
RNS Number:0270S
Eidos PLC
26 February 2002

DEALINGS BY DIRECTORS

1)	NAME OF COMPANY EIDOS PLC

2)	NAME OF DIRECTOR JEREMY HEATH SMITH

3)	Please state whether notification indicates that it is in respect of holding of the shareholder named in 2 above or in respect of a non-beneficial interest or in the case of an individual holder if it is a holding of that person's spouse or children under the age of 18 or in respect of an non-beneficial interest
JEREMY HEATH SMITH

4)	Name of the registered holder(s) and, if more than one holder, the number of shares held by each of them. (If notified) JEREMY HEATH SMITH

5)	Please state whether notification relates to a person(s) connected with the Director named in 2 above and identify the connected person(s) N/A

6)	Please state the nature of the transaction. For PEP transactions please indicate whether general/single co PEP and if discretionary/ non discretionary

EXERCISE OF OPTIONS UNDER SAYE SCHEME

7)	Number of shares/amount of stock acquired 7687

8)	(0.005%) of issued Class

9)	Number of shares/amount of stock disposed

10)	(N/A%) of issued Class

11)	Class of security ORDINARY

12)	Price per share 2P

13)	Date of transaction 25/2/2002

14)	Date company informed 25/2/2002

15)	Total holding following this notification 1,010,066

16)	Total percentage holding of issued class following this notification 0.72%

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IF A DIRECTOR HAS BEEN GRANTED OPTIONS BY THE COMPANY PLEASE COMPLETE THE FOLLOWING BOXES
17)	Date of grant

18)	Period during which or date on which exercisable

19)	Total amount paid (if any) for grant of the option

20)	Description of shares or debentures involved: class, number.

21)	Exercise price (if fixed at time of grant) or indication that price is to be fixed at time of exercise

22)	Total number of shares or debentures over which options held following this notification

23)	Any additional information

24)	Name of contact and telephone number for queries

25)	Name and signature of authorised company official responsible for making this notification

Date of Notification 26-02-02

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The company news service from the London Stock Exchange

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